UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): April 24, 2008

GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

As previously reported, on April 5, 2007, GeoPharma, Inc. (the “Company”) and Whitebox Pharmaceutical Growth Fund, Ltd. (“Whitebox”) entered into a Secured Convertible Note Purchase Agreement, dated as of April 5, 2007 (the “Original Note Purchase Agreement”), and certain other transaction documents described in the Original Note Purchase Agreement, including two registration rights agreements, also dated April 5, 2007 (the “Original Registration Rights Agreements”). The Original Note Purchase Agreement provided for the issuance of a $10,000,000 8% Secured Convertible Promissory Note, dated as of April 5, 2007 (the “Original Note”), with up to $5,000,000 of Additional Notes and $5,000,000 of Subsequent Notes issuable under the Original Note Purchase Agreement upon the satisfaction of the terms and conditions set forth in the Original Note Purchase Agreement.

On April 24, 2008, the Company and Whitebox entered into an Amended and Restated Note Purchase Agreement (the “Restated Note Purchase Agreement”), Amended and Restated Convertible Promissory Note (the “Restated Note”), and Amended and Restated Registration Rights Agreement (the “Restated Registration Rights Agreement” and collectively with the “Restated Note Purchase Agreement and “Restated Note,” the “Restated Agreements”), all of which collectively serve to amend and restate the Original Note, Original Note Purchase Agreement and the Original Registration Rights Agreements. The material amendments contained in the Restated Agreements include the following:

•

The Additional Notes contemplated by the Original Note Purchase Agreement have been eliminated and replaced by adding the principal amount of the Additional Notes ($5,000,000) to the Restated Note, thus increasing the total principal amount of the Restated Note to $15,000,000.

•

The terms and conditions necessary to satisfy the issuance of the Subsequent Notes contemplated by the Original Note Purchase Agreement have been modified so that Whitebox is now required to make such loan upon the Company’s acquisition of the real estate related to its Beta-Lactam facility (which it currently leases) in Baltimore, Maryland and the satisfaction or waiver of certain other closing conditions related thereto.

•

All interest that had accrued on the Original Note from its original issue date (April 5, 2007) through April 24, 2008, in the amount of $865,058, has been converted by Whitebox into a total of 389,666 shares of the Company’s Common Stock in full satisfaction of such accrued interest.

•

The interest rate on the Restated Note from and after April 24, 2008 has been increased to 12%, but all of such interest may now be paid, at the option of the Company in shares of common stock of the Company valued at 95% of the volume weighted average market price of the shares during the 5 trading days immediately preceding the payment of interest, provided that certain “Equity Conditions” (as defined in the Restated Note) have been satisfied. If the Company does not meet the Equity Conditions, and if funds are legally available for the payment of interest, then the Company must pay such interest in cash.

•

All requirements that the Company meet certain minimum EBITDA targets have been deleted and replaced by a requirement that the Company’s Current Assets (defined as the sum of (w) 100% of the Company’s cash, plus (x) 100% of the Company’s net accounts receivables plus (y) 50% of the Company’s net inventory plus (z) 30% of the Company’s net property, plant and equipment) exceeds the Company’s Total Debt (defined as indebtedness of the Company and its subsidiaries (x) to Whitebox, (y) under the $4,000,000 revolving promissory note with Wachovia Bank, National Association and (z) under the $5,000,000 promissory note with First Community Bank of America.) If the Company fails to satisfy the foregoing Current Assets Test as of the required date for filing any Form 10-K or Form 10-Q, as applicable (the “Current Assets Test Measurement Date”), Whitebox may

require the Company to redeem up to $2,000,000 of the principal amount of the Restated Note as of such Current Assets Test Measurement Date. In addition, if the Company’s Total Debt exceeds the Company’s Current Assets by more than $2,000,000 as of the Current Assets Test Measurement Date, such shortfall will constitute an Event of Default under the Restated Note, in which case the entire outstanding principal amount (including any Accreted Principal or Make-Whole Amounts (as defined by the Restated Note)) under the Restated Note will be due and payable on the 30th day after the occurrence of such default if the Company is unable to cure such default within such thirty (30) day period.

•

The provision of the Original Note Purchase Agreement that allowed Whitebox to put 1/10th of the outstanding principal amount of the Original Note (including any accreted interest) to the Company at par if (A) the sum of the Company’s (i) net accounts receivable, plus (ii) cash and cash equivalents, plus (iii) marketable securities at the end of any quarterly period were less than $7,000,000, or (B) the Company’s revenues were less than $5,000,000 for the most recently reported quarterly period, has been deleted.

•

The Company agreed to register all of the shares issuable pursuant to the Restated Note (whether as a result of a conversion or otherwise) to the extent permitted by the SEC in accordance with its rules and regulations.

In connection with the foregoing Restated Agreements, (a) Jugal K. Taneja (the Company’s Chairman of the Board) and certain other purchasers agreed to purchase from Whitebox 373,000 shares of the Company’s common stock, and 260,384 accompanying warrants, issued to Whitebox in connection with the Original Note Purchase Agreement, at a price of $2.22 per share, on or prior to May 7, 2008, and (b) the Company paid to Whitebox a $1,400,000 financing fee in cash. As of the date of the filing of this Form 8-K, the foregoing stock purchase has not been completed.

The offering and sale of the Restated Note (as well as the Original Note and the shares issuable to Whitebox pursuant thereto) were deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to one accredited investor, and transfer of the securities has been restricted in accordance with the requirements of the Securities Act of 1933. The Company received written representations from Whitebox regarding, among other things, its accredited-investor status and investment intent.

A copy of all of the foregoing agreements are attached hereto. The forgoing summary is qualified by reference to the attached agreements.

ITEM 2.03.	Creation of a Direct Financial Obligation

See Item 1.01.

ITEM 3.02.	Unregistered Sales of Equity Securities

See Item 1.01.

ITEM 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

10.1	Restated Note Purchase Agreement dated April 24, 2008

10.2	Restated Convertible Promissory Note dated April 24, 2008

10.3	Restated Registration Rights Agreement dated April 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize

GEOPHARMA, INC.
Date: April 30, 2008
/s/ Mihir K. Taneja
Mihir K. Taneja,
Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone,
Vice President and Chief Financial Officer